UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2017

Crown Castle International Corp.

(Exact name of registrant as specified in its charter)

Delaware	001–16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 1, 2017, Crown Castle International Corp. (“Company”) closed its previously announced public offering (“Debt Offering”) of $750 million aggregate principal amount of the Company’s 3.200% Senior Notes due 2024 (“2024 Notes”) and $1.0 billion aggregate principal amount of the Company’s 3.650% Senior Notes due 2027 (“2027 Notes,” together with the 2024 Notes, “Notes”). The Notes were issued pursuant to an indenture dated as of April 15, 2014 (“Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), as amended and supplemented by the second supplemental indenture dated as of December 15, 2014 (“Second Supplemental Indenture”), between the Company and the Trustee, and the ninth supplemental indenture dated as of August 1, 2017 (“Ninth Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, “Indenture”), between the Company and the Trustee.

The Notes are senior unsecured obligations of the Company, which rank equally with all existing and future senior indebtedness, including the Company’s obligations under its senior unsecured credit facility, and senior to all future subordinated indebtedness of the Company. The Notes will effectively rank junior to all of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future liabilities and obligations of the Company’s subsidiaries. The 2024 Notes will bear interest at a rate of 3.200% per annum and the 2027 Notes will bear interest at a rate of 3.650% per annum, both payable semi-annually on March 1 and September 1, to persons who are registered holders of the Notes on the immediately preceding February 15 and August 15, beginning on March 1, 2018.

The Indenture limits the ability of the Company and its subsidiaries to incur certain liens and merge with or into other companies, in each case subject to certain exceptions and qualifications set forth in the Indenture.

In the event of a Change of Control Triggering Event (as defined in the Indenture), holders of the Notes will have the right to require the Company to repurchase all or any part of the Notes at a purchase price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of such repurchase.

The 2024 Notes will mature on September 1, 2024. The 2027 Notes will mature on September 1, 2027. However, the Company, at its option, may redeem some or all of the Notes of a series at any time or from time to time prior to their maturity. If the Company elects to redeem the 2024 Notes prior to July 1, 2024 (the date that is two months prior to their maturity date) or the 2027 Notes prior to June 1, 2027 (the date that is three months prior to their maturity date), the Company will pay a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium and accrued and unpaid interest, if any. If the Company elects to redeem the 2024 Notes on or after July 1, 2024 (the date that is two months prior to their maturity date) or the 2027 Notes on or after June 1, 2027 (the date that is three months prior to their maturity date), the Company will pay a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption.

If the previously announced acquisition (“Lightower Acquisition”) by the Company of all of the outstanding equity interests in LTS Group Holdings LLC (“Lightower”) is not consummated on or prior to June 29, 2018 or if the Agreement and Plan of Merger dated July 18, 2017, among the Company, Lightower and the other parties thereto, is terminated any time prior to such date other than as a result of consummating the Lightower Acquisition, then the Company will be required to redeem each series of the outstanding Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest thereon to but excluding the date of redemption.

The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the terms of the Indenture. The Company is filing the Ninth Supplemental Indenture as Exhibit 4.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 18, 2017, the Company entered into a commitment letter (“Commitment Letter”) with Morgan Stanley Senior Funding, Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (such financial institutions being referred to collectively as the “Commitment Parties”), pursuant to which the Commitment Parties committed to provide up to $7.1 billion in senior unsecured bridge loans to ensure financing for the Lightower Acquisition and to pay related fees and expenses. Following receipt of the proceeds from the previously announced offerings of 41,150,000 shares of the Company’s common stock at $96 per share and 1,650,000 shares of the Company’s Mandatory Convertible Preferred Stock, Series A, at $1,000 per share and the Debt Offering, the Company determined that it had adequate cash resources and undrawn availability under its revolving credit facility to fund the cash consideration payable in connection with the Lightower Acquisition and, on August 1, 2017, terminated the Commitment Letter and the commitments thereunder. In addition, the Company’s previously announced commitment letter in respect of a “backstop” senior unsecured credit facility terminated in accordance with its terms on July 26, 2017. Some of the Commitment Parties (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company and its subsidiaries for which they have received and may in the future receive compensation.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

In connection with the Debt Offering, the Company is filing the Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock for each of the five years ended December 31, 2016 and for the three months ended March 31, 2017 as Exhibit 12.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

4.1	Ninth Supplemental Indenture dated August 1, 2017, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes (including the consent required with respect thereto)

12.1	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock (incorporated by reference to Exhibit 12.1 previously filed by the Registrant on Form 8-K on July 26, 2017)

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
	Name: Title:	Kenneth J. Simon Senior Vice President and General Counsel

Date: August 1, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Ninth Supplemental Indenture dated August 1, 2017, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes (including the consent required with respect thereto)

12.1	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock (incorporated by reference to Exhibit 12.1 previously filed by the Registrant on Form 8-K on July 26, 2017)

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)